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                                                                      Exhibit 99

           ENTRAVISION COMMUNICATIONS CORPORATION OFFERS $225 MILLION
                        8-1/8% SENIOR SUBORDINATED NOTES


Santa Monica, CA, March 13, 2002 - Entravision Communications Corporation (NYSE:
EVC) today announced that it has entered into an agreement to sell an aggregate principal amount of $225 million of 8-1/8% Senior Subordinated Notes due 2009. The notes will mature on March 15, 2009, will be unsecured senior subordinated indebtedness and will be guaranteed by certain of Entravision's domestic subsidiaries. Entravision will use the net proceeds from the sale of the notes to repay the term loan under its bank credit facility and for general corporate purposes. The Company expects to close the offering on March 18, 2002.

The notes will be sold to qualified institutional buyers in reliance on Rule 144A and outside the United States in reliance on Regulation S under the Securities Act of 1933. The offering of the notes will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

This press release contains certain forward-looking statements. These forward-looking statements, which are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause the Company's actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this press release. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that actual results will not differ materially from these expectations. From time to time, these risks, uncertainties and other factors are discussed in the Company's filings with the Securities and Exchange Commission.